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                                  [LETTERHEAD]


                                                                   EXHIBIT 23.4

ACTUARIES' CONSENT

        We consent to the reference to and use of our report on American Liberty Life Insurance Company in the amended Form S-4 of Citizens, Inc. The report is set forth in our letter of February 15, 1995 to the independent accountants of American Liberty Life Insurance Company.

                                          CONSULTING ACTUARIAL SERVICES, INC.

                                          By: /s/  ERNEST HUVAL
                                              -----------------------------
                                              Ernest Huval, President

Baton Rouge, Louisiana


July 24, 1995